Exhibit 5.1

[LETTERHEAD OF VENABLE LLP]

April 28, 2022

NETSTREIT Corp.

2021 McKinney Avenue

Suite 1150

Dallas, Texas 75201

Re: Registration Statement on Form S-3 (File No. 333-248239)

Ladies and Gentlemen:

We have served as Maryland counsel to NETSTREIT Corp., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law relating to the offering and sale by the selling stockholders identified under the caption “Selling Stockholders” in the Prospectus (as defined below) of up to 15,823,653 shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company, of which (i) 11,797,645 Shares (the “Outstanding Shares”) have been previously issued by the Company, and (ii) 4,026,008 Shares (the “OP Unit Shares”) are issuable in exchange for common units of partnership interest (the “Common Units”) in NETSTREIT, L.P., a Delaware limited partnership (the “Operating Partnership”). The Shares are covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.                  The Registration Statement and the related form of prospectus included therein (the “Prospectus”), in the form in which it was transmitted to the Commission under the 1933 Act;

2.                  The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.                  The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

4.                  A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

5.                  Resolutions adopted by the Board of Directors of the Company (the “Board”) relating to, among other matters, the registration, offering and issuance of the Shares (the “Resolutions”), certified as of the date hereof by an officer of the Company;

NETSTREIT Corp.

April 28, 2022

6.                  The Purchase/Placement Agreement, dated as of December 19, 2019, by and among the Company, the Operating Partnership, and Stifel, Nicolaus & Company, Incorporated;

7.                  The Merger Agreement, dated December 19, 2019, as amended by Amendment No.1 to the Purchase/Placement Agreement, dated as of January 10, 2020, and Amendment No. 2 to the Purchase/Placement Agreement, dated as of January 30, 2020 (collectively, the “Purchase/Placement Agreement”), by and among the Company, EverStar Income & Value Fund V, the Operating Partnership, EverSTAR IVF V GP, LLC and the Operating Partnership;

8.                  The Form of Subscription Agreement for Investment Advisors, attached as Annex IV to the Final Offering Memorandum, dated as of December 19, 2019, relating to the offering and sale of the Shares (the “Final Memorandum”);

9.                  The Form of Subscription Agreement for Accredited Investors, attached as Annex III to the Final Memorandum;

10.              The Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of December 23, 2019, by and among NETSTREIT GP, LLC, a Delaware limited liability company, the Company and the others persons whose names are listed on Exhibit A thereto as limited partners (the “Operating Partnership Agreement”), certified as of the date hereof by an officer of the Company;

11.              A certificate executed by an officer of the Company, dated as of the date hereof; and

12.              Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.                  Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.                  Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.                  Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

NETSTREIT Corp.

April 28, 2022

4.                  All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.                  None of the Outstanding Shares have been, and none of the Shares will be, issued or transferred in violation of the restrictions or limitations contained in Article VII of the Charter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.                  The Company is a corporation duly incorporated and validly existing under the laws of the State of Maryland and is in good standing with the SDAT.

2.                  The issuance of the Outstanding Shares has been duly authorized, and the Outstanding Shares are validly issued, fully paid and nonassessable.

3.                  The issuance of the OP Unit Shares has been duly authorized and, when and if issued and delivered upon the exchange of Common Units in accordance with the Operating Partnership Agreement (and assuming that, upon such issuance, the total number of shares of Common Stock issued and outstanding does not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter), the OP Unit Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any federal or other state law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

NETSTREIT Corp.

April 28, 2022

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP